Exhibit 99.1
Martha Stewart Living Omnimedia Reports
Second Quarter 2009 Results
Robust Digital Ad Sales Growth Contributes Positively to the Quarter’s Results; Continued Consumer
Engagement Underscores Brand Strength
New York, New York — July 29, 2009 — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the second quarter ended June 30, 2009. The Company reported revenue for the second quarter of $57.0 million, reflecting the challenging print advertising and retail sales environment. Results overall benefited from strong digital advertising growth, higher broadcasting profits and reduced corporate expenses.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said, “MSLO is executing its business plan well in a tough economic environment. That is evidenced by 28% growth in Internet advertising revenue in the quarter compared to the same period last year as marketers respond to our popular online properties. Meanwhile, the operating efficiencies we have implemented over the past several quarters contributed to bottom line performance, as did higher profits from our Broadcasting segment. These factors helped to offset expected weakness in print advertising and lower merchandising revenue primarily due to the wind down of our Kmart relationship. Overall, we believe that MSLO is well-positioned with our core audiences. We look forward to demonstrating the growing power of our brands as the economy improves and as we position our Merchandising business for 2010 and beyond with new partners and new products.”
Robin Marino, President and Chief Executive Officer of Merchandising, stated: “Although Merchandising is not immune to the challenging retail environment, we continue to execute on our diversification strategy. Earlier this week, we announced an agreement to create branded destination weddings as well as crafts classes and crafts camps at Sandals and Beaches resorts throughout the Caribbean. This initiative further extends our well-established and growing presence in the Weddings category. We’ve finalized the development of our Martha Stewart Clean products with The Hain Celestial Group and look forward to introducing these all-natural cleaning solutions in early 2010. Other than the expected lower revenue from Kmart, sales at Macy’s and other merchandising partnerships remained relatively resilient in a difficult economy.”
Second Quarter 2009 Summary
Revenues were $57.0 million in the second quarter of 2009, compared to $77.1 million in the second quarter of 2008. Lower revenues primarily reflect declines in magazine advertising revenue during a challenging period for the publishing industry, as well as lower merchandising revenues compared with the same period last year largely due to the winding down of our Kmart relationship.

The Company’s Internet and Broadcasting segments witnessed solid performance during the quarter.
Operating loss for the second quarter of 2009 was $(6.1) million, compared to operating income of $1.7 million for the second quarter of 2008. Included in the results is an impairment charge of $(5.5) million related to an equity investment. When the impairment charge recorded in the quarter is excluded, operating loss was $(0.6) million for the quarter.
Adjusted EBITDA for the second quarter of 2009 was $2.8 million, compared to $5.3 million in the prior year period. Cost savings initiatives implemented in prior periods helped offset lower revenue levels in the quarter.
Net loss per share was $(0.12) for the second quarter of 2009, compared to net income per share of $0.01 for the second quarter of 2008. Included in the results is an impairment charge of $(5.5) million or $(0.10) per share for the quarter related to an equity investment. When excluding the impairment charge recorded in the quarter, net loss per share was $(0.02) for the quarter.
Second Quarter 2009 Results by Segment

	Three Months Ended, June 30
	(unaudited, in thousands)
	2009	2008
REVENUES
Publishing	$33,524	$46,265
Broadcasting	10,309	11,355
Internet	4,160	3,241
Merchandising	9,003	16,249

Total Revenues	$56,996	$77,110

ADJUSTED EBITDA
Publishing	$2,869	$8,043
Broadcasting	1,882	1,377
Internet	75	(1,385)
Merchandising	5,079	8,818
Corporate	(7,131)	(11,561)

Total Adjusted EBITDA	$2,774	$5,292

	Three Months Ended, June 30
	(unaudited, in thousands)
	2009	2008
OPERATING (LOSS)/INCOME
Publishing	$2,995	$7,177
Broadcasting	1,678	855
Internet	(470)	(1,968)
Merchandising	(691)	8,418
Corporate	(9,614)	(12,759)

Total Operating (Loss)/Income	$(6,102)	$1,723

Publishing
Revenues in the second quarter of 2009 were $33.5 million, compared to $46.3 million in the prior year’s second quarter, due to a decline in advertising pages, timing of special issues and lower newsstand revenue.
Operating income was $3.0 million for the second quarter of 2009, compared to operating income of $7.2 million in the second quarter of 2008.
Adjusted EBITDA was $2.9 million in the second quarter of 2009, compared to adjusted EBITDA of $8.0 million in the prior year’s quarter.
Highlights
•	Martha Stewart’s Cupcakes debuted in the No. 2 spot on The New York Times Best Seller List within days of publication; it also appeared on The Washington Post and Publishers Weekly Best Seller Lists.

•	Emeril at the Grill: A Cookbook for All Seasons appeared on best-seller lists in The New York Times and The Washington Post.
Broadcasting
Revenues in the second quarter of 2009 were $10.3 million, compared to $11.4 million in the second quarter of 2008.
Operating income was $1.7 million for the second quarter of 2009, compared to operating income of $0.9 million in the second quarter of 2008.
Adjusted EBITDA was $1.9 million for the second quarter of 2009, up from $1.4 million in the prior year’s second quarter, due to lower production and staffing expenses in the quarter.

Highlights

•	The Martha Stewart Show was nominated for four daytime Emmy Awards. The show’s fifth season gets underway on September 14.

•	Production for the second season of Whatever, Martha! on Fine Living Network is nearly complete; the new season will premiere on September 23.

•	Emeril Green began its second season on Discovery’s Planet Green network on April 20.
Internet
Revenues were $4.2 million in the second quarter of 2009, up from $3.2 million in the second quarter of 2008.
Operating loss was $(0.5) million in the second quarter of 2009, compared to $(2.0) million in the second quarter of 2008.
Adjusted EBITDA was $0.1 million in the second quarter of 2009, up from a loss of $(1.4) million in the second quarter of 2008, due to increased ad revenue coupled with continued expense management.
Highlights
•	Digital advertising revenue increased 28% compared to the prior year’s quarter.

•	Page views increased 59% over the prior year’s quarter.

•	The recent launch of the “DIY Weddings Crafts Contest” in collaboration with Etsy.com generated the highest traffic day ever to our Weddings site and the highest level of engagement with 40 page views per visitor.
Merchandising
Revenues were $9.0 million for the second quarter of 2009, as compared to $16.2 million in the prior year’s second quarter. As expected, the 2009 second quarter results include lower royalty revenue from Kmart as the relationship continues to wind down. In addition, prior-year period results benefitted from revenue related to an Emeril Lagasse endorsement program as well as initial shipments of Martha Stewart Crafts products to support entry into Wal-Mart stores nationwide.
Operating loss was $(0.7) million for the second quarter of 2009, compared to operating income of $8.4 million in the second quarter of 2008. The decline reflects an impairment charge of $(5.5) million related to an equity investment.
Adjusted EBITDA was $5.1 million for the second quarter of 2009, compared to $8.8 million in the prior year’s second quarter.

Highlights
•	The Martha Stewart Collection, exclusively at Macy’s, continues to demonstrate solid performance. Some of our top-selling categories in the quarter included cookware, enameled cast iron, bakeware, bath towels and moderate bedding.

•	Development for Martha Stewart Clean, a 10-SKU line of all-natural cleaning products with The Hain Celestial Group was completed. The line is scheduled to launch in early 2010.

•	Chef Emeril Lagasse’s updated collection of top-quality stainless steel cookware with All-Clad relaunched at Macy’s this month.
Corporate
Total Corporate expenses were $(9.6) million in the second quarter of 2009 down from $(12.8) million in the prior year’s quarter. Adjusted EBITDA loss was $(7.1) million in the second quarter of 2009, an improvement of 38% from $(11.6) million in the prior year’s quarter, reflecting the positive impact of the Company’s expense management actions. The second quarter of 2008 included $1.5 million in certain non-recurring costs.
The Company will host a conference call with analysts and investors on July 29th at 10:00 a.m. EDT that will be broadcast live over the Internet at www.marthastewart.com/ir.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization, non-cash equity compensation and impairment charges (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, and (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Internet, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; further downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a further softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s businesses.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
CONTACT: Media — Elizabeth Estroff, SVP, Corporate Communications, +1-212-827-8281; or Investors - Katherine Nash, Director, Corporate Communications and Investor Relations, +1-212-827-8722, both for Martha Stewart Living Omnimedia, Inc.

HEADLINE
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Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended June 30,
(unaudited, in thousands, except per share amounts)

	2009	2008
REVENUES
Publishing	$33,524	$46,265
Broadcasting	10,309	11,355
Internet	4,160	3,241
Merchandising	9,003	16,249

Total revenues	56,996	77,110

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	29,311	36,720
Selling and promotion	13,556	18,051
General and administrative	12,584	19,093
Depreciation and amortization	2,147	1,523
Impairment charge	5,500	—

Total operating costs and expenses	63,098	75,387

OPERATING (LOSS) / INCOME	(6,102)	1,723
OTHER INCOME / (EXPENSE)
Interest (expense) / income, net	(81)	56
Income / (loss) on equity securities	209	(1,131)
Loss in equity interest	—	(214)

Total other income / (expense)	128	(1,289)
(LOSS) / INCOME BEFORE INCOME TAXES	(5,974)	434
Income tax provision	(400)	(106)
NET (LOSS) / INCOME	$(6,374)	$328

(LOSS) / EARNINGS PER SHARE — BASIC AND DILUTED
Net (loss) / income	$(0.12)	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	53,820	53,476
Diluted	53,820	55,588

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Six Months Ended June 30,
(unaudited, in thousands, except per share amounts)

	2009	2008
REVENUES
Publishing	$61,885	$87,057
Broadcasting	20,823	21,916
Internet	6,782	6,655
Merchandising	17,936	29,315

Total revenues	107,426	144,943

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	57,480	72,756
Selling and promotion	28,337	36,765
General and administrative	26,698	35,355
Depreciation and amortization	3,899	2,879
Impairment charge	12,600	—

Total operating costs and expenses	129,014	147,755

OPERATING LOSS	(21,588)	(2,812)

OTHER (EXPENSE) / INCOME
Interest (expense) / income, net	(89)	539
Loss on equity securities	(547)	(1,131)
Loss in equity interest	(236)	(214)

Total other expense	(872)	(806)

LOSS BEFORE INCOME TAXES	(22,460)	(3,618)

Income tax provision	(758)	(288)

NET LOSS	$(23,218)	$(3,906)

LOSS PER SHARE — BASIC AND DILUTED
Net Loss	$(0.43)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	53,793	53,087

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,
	2009	December 31,
	(unaudited)	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$44,947	$50,204
Short-term investments	8,851	9,915
Accounts receivable, net	37,163	52,500
Inventory	4,838	6,053
Deferred television production costs	4,351	4,076
Income taxes receivable	40	40
Other current assets	6,781	3,712

Total current assets	106,971	126,500

PROPERTY, PLANT AND EQUIPMENT, net	11,825	14,422
GOODWILL AND OTHER INTANGIBLE ASSETS, net	93,306	93,312
OTHER NONCURRENT ASSETS, net	13,931	27,051

Total assets	$226,033	$261,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$18,441	$27,877
Accrued payroll and related costs	4,735	7,525
Income taxes payable	75	142
Current portion of deferred subscription income	19,451	22,597
Current portion of other deferred revenue	19,644	7,582
Current portion loan payable	1,000	—

Total current liabilities	63,346	65,723

DEFERRED SUBSCRIPTION REVENUE	5,844	6,874
OTHER DEFERRED REVENUE	4,421	13,334
LOAN PAYABLE	16,500	19,500
DEFERRED INCOME TAX LIABILITY	2,509	1,854
OTHER NONCURRENT LIABILITIES	3,067	3,005

Total liabilities	95,687	110,290

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 28,039 and 28,204 shares outstanding in 2009 and 2008, respectively	280	282
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,690 shares outstanding in 2009 and 2008	267	267
Capital in excess of par value	285,657	283,248
Accumulated deficit	(155,245)	(132,027)
Accumulated other comprehensive income	162	—

	131,121	151,770

Less class A treasury stock - 59 shares at cost	(775)	(775)

Total shareholders’ equity	130,346	150,995

Total liabilities and shareholders’ equity	$226,033	$261,285

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended June 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2009	2008

ADJUSTED EBITDA
Publishing	$2,869	$8,043
Broadcasting	1,882	1,377
Internet	75	(1,385)
Merchandising	5,079	8,818
Corporate	(7,131)	(11,561)

Adjusted EBITDA	2,774	5,292

NON-CASH EQUITY COMPENSATION
Publishing	(183)	773
Broadcasting	136	222
Internet	28	91
Merchandising	253	375
Corporate	995	585

Total Non-Cash Equity Compensation	1,229	2,046

DEPRECIATION AND AMORTIZATION
Publishing	57	93
Broadcasting	68	300
Internet	517	492
Merchandising	17	25
Corporate	1,488	613

Total Depreciation and Amortization	2,147	1,523

IMPAIRMENT ON MERCHANDISING EQUITY INVESTMENT	5,500	--

OPERATING (LOSS) / INCOME
Publishing	2,995	7,177
Broadcasting	1,678	855
Internet	(470)	(1,968)
Merchandising	(691)	8,418
Corporate	(9,614)	(12,759)

Total Operating (Loss) / Income	(6,102)	1,723

OTHER INCOME / (EXPENSE)
Interest (expense) / income, net	(81)	56
Income / (loss) on equity securities	209	(1,131)
Loss in equity interest	--	(214)

Total other income / (expense)	128	(1,289)
(LOSS) / INCOME BEFORE INCOME TAXES	(5,974)	434
Income tax provision	(400)	(106)

NET (LOSS) / INCOME	$(6,374)	$328

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Six Months Ended June 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization, non-cash equity compensation, and non-cash impairment charges are added back to operating income/(loss).

	2009	2008

ADJUSTED EBITDA
Publishing	$1,506	$10,450
Broadcasting	2,913	1,899
Internet	(1,464)	(3,195)
Merchandising	10,578	15,799
Corporate	(15,761)	(20,905)

Adjusted EBITDA	(2,228)	4,048

NON-CASH EQUITY COMPENSATION
Publishing	253	1,423
Broadcasting	264	460
Internet	69	151
Merchandising	409	736
Corporate	1,866	1,211

Total Non-Cash Equity Compensation	2,861	3,981

DEPRECIATION AND AMORTIZATION
Publishing	131	192
Broadcasting	138	410
Internet	969	870
Merchandising	35	49
Corporate	2,626	1,358

Total Depreciation and Amortization	3,899	2,879

IMPAIRMENT ON MERCHANDISING EQUITY INVESTMENT	12,600	—

OPERATING (LOSS) / INCOME
Publishing	1,122	8,835
Broadcasting	2,511	1,029
Internet	(2,502)	(4,216)
Merchandising	(2,466)	15,014
Corporate	(20,253)	(23,474)

Total Operating Loss	(21,588)	(2,812)

OTHER (EXPENSE) / INCOME
Interest (expense) / income, net	(89)	539
Loss on equity securities	(547)	(1,131)
Loss in equity interest	(236)	(214)

Total other expense	(872)	(806)

LOSS BEFORE INCOME TAXES	(22,460)	(3,618)
Income tax provision	(758)	(288)

NET LOSS	$(23,218)	$(3,906)

CONTACT: